UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483
(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2014, Alexander Johnson, President of diaDexus, Inc. (the “Company”), informed the Company of his intention to no longer serve as chief accounting officer of the Company effective December 22, 2014. There was no dispute between Mr. Johnson and the Company on any matter relating to the Company’s business, operations, policies or practices.

On December 22, 2014, Christopher Lowe, 47, Interim Chief Financial Officer, was appointed chief accounting officer of the Company, effective December 22, 2014. Since June 2013, Mr. Lowe has been an independent consultant to life sciences companies until he joined FLG Partners, LLC, a CFO consulting, services and board advisory firm, as a partner in January 2014. Previously Mr. Lowe served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc., a drug development company, from November 2007 through June 2013, and additionally served as its Chief Business Officer from January 2011 until June 2013.

There are no family relationships between Mr. Lowe and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: December 24, 2014	By:	/s/ Lori Rafield
Lori Rafield, Ph.D
Interim Executive Chair, Chairman of the Board of Directors